Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 of our report dated January 19, 2004, incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 2003.



Deloitte & Touche LLP
Stamford, Connecticut
April 26, 2004